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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Name                                                Jurisdiction of Organization
----                                                ----------------------------
eResearchTechnology Limited                         United Kingdom

Premier Research Investment Corporation             Delaware

eResearchTechnology, Inc.                           Delaware